UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2020

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place
Boston, MA 02116
(Address of principal executive offices, including zip code)
(617) 532-6100
(Registrant’s telephone number, including area code)
 N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On April 8, 2020, Wayfair Inc. (the “Company”) closed its previously announced issuance and sale of  $535,000,000 in aggregate original principal amount of 2.50% Accreting Convertible Senior Notes due 2025 (the “Notes”) to GHEP VII Aggregator, L.P., CBEP Investments, LLC and The Spruce House Partnership LLC (collectively, the “Purchasers”). The Notes were issued pursuant to the Amended and Restated Purchase Agreement, dated as of April 7, 2020 (the “Purchase Agreement”), by and between the Company, Wayfair LLC and the Purchasers and an indenture, dated April 8, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Concurrently with the issuance of the Notes, the Company entered into a Registration Rights Agreement with the Purchasers (the “RRA”).

The net proceeds from the sale of the Notes were approximately $528.4 million, after deducting the estimated offering expenses payable by the Company. The Company intends to use the remainder of the net proceeds for working capital and general corporate purposes, which may include the repayment of borrowings outstanding under the Company’s revolving credit facility.

The Purchase Agreement, Indenture, RRA, and the Notes are each as described in Item 1.01 of the Company’s Current Report on Form 8-K  filed with the Securities and Exchange Commission on April 8, 2020, which is incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding the expected use of proceeds, are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in the Company’s expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this current report and, except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise. Many of the foregoing risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: April 8, 2020	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary

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